WAIVER

       THIS WAIVER (this "Waiver") is entered into as of January 28, 1999, among Effective Management Systems, Inc. ("EMS"), a Wisconsin corporation, EMS-East, Inc. ("EMS-East"), a Massachusetts corporation, Effective Management Systems of Illinois, Inc. ("EMS-Illinois"), and Illinois corporation (EMS, EMS-East and EMS-Illinois are each individually a "Borrower", and collectively "Borrowers"), and Foothill Capital Corporation ("Lender").

       WHEREAS, Borrowers and Lender are parties to a Loan and Security Agreement dated as of December 30, 1997, as amended (the "Loan Agreement");

       WHEREAS, Borrower has informed Lender that Borrowers' Tangible Net Worth (as defined in the Loan Agreement) for the fiscal quarter ended November 30, 1998 is approximately negative Four Million Four Hundred Eighty-Two Thousand Dollars (-$4,482,000);

       WHEREAS, Borrower has informed Lender that Borrowers' EBITDA (as defined in the Loan Agreement) for the three month period ending November 30, 1998 is approximately negative Eight Hundred Seventeen Thousand Dollars (-$817,000);

       WHEREAS, as a result of the foregoing, Borrowers have breached Sections 7.20(a) and 7.20 (b) of the Loan Agreement and Events of Default exist under
Section 8.2 of the Loan Agreement.

       WHEREAS, Borrowers have requested that Lender waive the foregoing Events of Default and Lender has agreed to do so subject to the terms hereof;'

       NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1. Defined Terms. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Loan Agreement.

2.     Waiver.   Subject  to  the   reaffirmation   by  each   Borrower  of  its
       representations and warranties under the Loan Agreement and its representations and warranties set forth herein and receipt by Lender of the waiver fee referred to below, Lender hereby waives the Events of Default arising solely as a result of the (i) Tangible Net Worth of Borrowers not being at least Three Hundred Seventy-Five Thousand Dollars ($375,000) for the fiscal quarter ended November 30, 1998 and (ii) EBITDA of Borrowers not being at least Zero Dollars ($0) for the six month period ending November 30, 1998. The foregoing waiver shall not constitute a waiver of any other Event of Default


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       that may  exist,  or a waiver of any future  Event of  Default  tha0t may occur (including, without limitation, any Event of Default occurring as a result of a breach of Section 7.20 (a) or Section 7.20 (b) as of any date or for any period ending after November 30, 1998).

3. Representations. In order to induce Lender to enter into this Waiver, Borrower hereby represents and warrants to Lender that:

(a) The representations and warranties of each Borrower contained in the Loan Agreement, are true and correct as of the date hereof as if made on the date hereof;

(b) No Event of Default or event which, with giving of notice or the passage of time, or both would become an Event of Default, exists as of the date hereof (other than as described in Section 2 above);

(c) The Tangible Net Worth of Borrowers as of November 30, 1998 is approximately negative Four Million Four Hundred Eight-Two Thousand Dollars (-$4,482,000); and

(d)    The EBITDA of Borrowers  for the six month  ending  November 30, 1998 was
       approximately   negative  Eight  Hundred   Seventeen   Thousand   Dollars
       (-$817,000).


4. Waiver Fee. In consideration of the waiver described above, Borrowers agree to pay Lender a waiver fee of Two Thousand Dollars ($2,000) on the date hereof.






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       IN WITNESS  WHEREOF,  the  parties  hereto  have caused this Waiver to be executed by their respective officers therunto duly authorized and delivered as of the date first above written.


                                   EFFECTIVE MANAGEMENT SYSTEMS, INC.,
                                   A Wisconsin corporation


                                   By:
                                   ---------------------------------------------
                                   Its:
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                                   EMS - EAST, INC., a Massachusetts corporation


                                   By:
                                   ---------------------------------------------
                                   Its:
                                   ---------------------------------------------


                                   EFFECTIVE MANAGEMENT SYSTEMS OF
                                    ILLINOIS, an Illinois corporation


                                   By:
                                   ---------------------------------------------
                                   Its:
                                   ---------------------------------------------


                                   FOOTHILL CAPITAL CORPORATION


                                   By:
                                   ---------------------------------------------
                                   Its:
                                   ---------------------------------------------